EFFECTIVE OCTOBER 3, 2005 THE
COMPANYS NAME HAS CHANGED FROM
MITSUBISHI TOKYO FINANCIAL
GROUP, INC. TO MITSUBISHI UFJ
FINANCIAL GROUP,INC.
Exhibit A to Deposit Agreement
No._________________________________
__
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents
one-thousandth of one Deposited Share)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES OF THE
PAR VALUE OF 50,000 YEN EACH OF
MITSUBISHI TOKYO FINANCIAL
GROUP, INC.
(INCORPORATED UNDER THE LAWS
OF JAPAN)
The Bank of New York as depositary
(hereinafter called the Depositary), hereby
certifies that
____________________________________
______________________, or registered
assigns IS THE OWNER OF
_______________________.
 AMERICAN DEPOSITARY SHARES
representing deposited ordinary Shares
(herein called Shares) of Mitsubishi Tokyo
Financial Group, Inc., incorporated under
the laws of Japan (herein called the
Company).  At the date hereof, each
American Depositary Share represents one-
thousandth of one Share deposited under the
deposit agreement at the Tokyo, Japan office
of The Bank of Tokyo-Mitsubishi, Ltd.
(herein called the Custodian).  The
Depositarys Corporate Trust Office is
located at a different address than its
principal executive office.  Its Corporate
Trust Office is located at 101 Barclay Street,
New York, N.Y. 10286, and its principal
executive office is located at One Wall
Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y.  10286


1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the deposit agreement,
dated as of September 19, 1989, as amended
and restated April 2, 2001, as further
amended and restated January 3, 2005
(herein called the Deposit Agreement), by
and among the Company, the Depositary,
and all Owners (as defined below) and
holders from time to time of Receipts issued
thereunder, each of whom by accepting a
Receipt agrees to become a party thereto and
become bound by all the terms and
conditions thereof.  The Deposit Agreement
sets forth the rights of Owners and holders
of the receipts and the rights and duties of
the Depositary in respect of the Shares
deposited thereunder and any and all other
securities, property and cash from time to
time received in respect of such Shares and
held thereunder (such Shares, securities,
property, and cash are herein called
Deposited Securities).  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made.  For the purposes of this Receipt, the
term Owner shall mean the person in whose
name a Receipt is registered on the books of
the Depositary maintained for such purpose.
2.	SURRENDER OF RECEIPTS
AND WITHDRAWAL OF
SHARES.
      Upon surrender at the Corporate
Trust office of the Depositary of this
Receipt, and upon payment of the fee of the
Depositary provided in this Receipt, and
subject to the terms and conditions of the
following two paragraphs and of the Deposit
Agreement, the Owner hereof is entitled to
delivery, to him or upon his order, of the
Deposited Securities at the time represented
by the American Depositary Shares for
which this Receipt is issued.  Delivery of
such Deposited Securities may be made by
the delivery of certificates in the name of the
Owner hereof or as ordered by him.  Such
delivery will be made at the option of the
Owner hereof, either at the office of the
Custodian or at the corporate Trust Office of
the Depositary, provided that the forwarding
of certificates for Shares or other Deposited
Securities for such delivery at the Corporate
Trust Office of the Depositary shall be at the
risk and expense of the Owner hereof.
      The delivery of Receipts against
deposits of Shares generally or against
deposits of particular Shares may be
suspended, or the transfer of Receipts in
particular instances may be refused, or the
registration of transfer of outstanding
Receipts generally may be suspended, during
any period when the register of shareholders
of the Company or the transfer books of the
Depositary are closed, or if any such action
is deemed necessary or advisable by the
Depositary or the Company at any time or
from time to time because of any
requirement of law or of any government or
governmental body or commission, or under
any provision of the Deposit Agreement, or
for any other reason.  The surrender of
outstanding Receipts and withdrawal of
Deposited Securities may not be suspended
subject only to (i) temporary delays caused
by closing the transfer books of the
Depositary or the Company or the Deposit of
Shares in connection with voting at a
shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes and
similar charges, and (iii) compliance with
any U.S. or foreign laws or governmental
regulations relating to the Receipts or to the
withdrawal of the Deposited Securities.
Without limitation of the foregoing, the
Depositary shall not knowingly accept for
deposit under the Deposit Agreement any
Shares required to be registered under the
provisions of the Securities Act of 1933,
unless a registration statement is in effect as
to such Shares.
      In all instances, the American
Depositary Shares evidenced by this Receipt
may only be presented for cancellation and
release of the underlying Shares or other
Deposited Securities in multiples of 1,000
American Depositary Shares.  Holders of
Receipts representing less than 1,000
American Depositary Shares will not be
entitled to delivery of any underlying Shares
or other Deposited Securities unless such
Receipts, together with other Receipts
presented by the same holder or Owner at
the same time, represent in the aggregate at
least 1,000 American Depositary Shares.  If
any American Depositary Shares are
surrendered but not cancelled pursuant to the
preceding sentence, the Depositary shall
execute and deliver a Receipt or Receipts
evidencing the balance of American
Depositary Shares not so cancelled to the
person or persons surrendering the same.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF
RECEIPTS.
      The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Owner
hereof in person or by duly authorized
attorney, upon surrender of this Receipt
properly endorsed for transfer or
accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes and the fees and
expenses of the Depositary and upon
compliance with such regulations, if any, as
the Depositary may establish for such
purpose.  This Receipt may be split into
other such Receipts, or may be combined
with other such Receipts into one Receipt,
evidencing the same aggregate number of
American Depositary Shares as the Receipt
or Receipts surrendered.  As a condition
precedent to the execution and delivery,
registration of transfer, split-up,
combination, or surrender of any Receipt,
the delivery of any distribution thereon, or
withdrawal of any Deposited Securities, the
Depositary or the Custodian (i) may require
payment from the depositor of Shares or the
presenter of the Receipt of a sum sufficient
to reimburse it for any tax or other
governmental charge and any stock transfer
or registration fee with respect thereto
(including any such tax or charge and fee
with respect to Shares being deposited or
withdrawn) and payment of any applicable
fees as provided in this Receipt, (ii) may
require the production of proof satisfactory
to it as to the identity and genuineness of any
signature and (iii) may also require
compliance with such regulations, if any, as
the Depositary may establish consistent with
the provisions of the Deposit Agreement.
4.	LIABILITY OF OWNER FOR
TAXES.
      If any tax or other governmental
charge shall become payable with respect to
any Receipt or any Deposited Securities
represented hereby, such tax or other
governmental charge shall be payable by the
Owner hereof to the Depositary.  The
Depositary may refuse to effect any transfer
of this Receipt or any withdrawal of
Deposited Securities represented hereby
until such payment is made, and may
withhold any dividends or other
distributions, or may sell for the account of
the Owner hereof any part or all of the
Deposited Securities represented by this
Receipt, and may apply such dividends or
other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge, the Owner hereof
remaining liable for any deficiency.
5.	WARRANTIES OF
DEPOSITORS.
      Every person depositing Shares
under the Deposit Agreement shall be
deemed thereby to represent and warrant that
such Shares and each certificate therefor are
validly issued, fully paid, non-assessable,
and free of any pre-emption rights of the
holders of outstanding Shares and that the
person making such deposit is duly
authorized so to do.  Every such person shall
also be deemed to represent that, to the best
of such persons knowledge, the deposit of
Shares and the sale of Receipts by that
person are not restricted under the Securities
Act of 1933.  Such representations and
warranties shall survive the deposit of
Shares and issuance of Receipts.
6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
      Any person presenting Shares for
deposit or any Owner of a Receipt may be
required from time to time to file such proof
of citizenship or residence, exchange control
approval, or such information relating to the
registration on the books of the Company (or
the appointed agent of the Company for
transfer and registration of Shares) of the
Shares presented for deposit or other
information, to execute such certificates and
to make such representations and warranties,
as the Depositary may deem necessary or
proper.  The Depositary may withhold the
delivery or registration of transfer of any
Receipt or the distribution or sale of any
dividend or other distribution or rights or of
the proceeds thereof or the delivery of any
Deposited Securities until such proof or
other information is filed or such certificates
are executed.
7.	CHARGES OF DEPOSITARY.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange of stock regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.03 of the
Deposit Agreement), whichever applicable:
(1) taxes and other governmental charges,
(2) such registration fees as may from time
to time be in effect for the registration of
transfers of Shares generally on the Share
register of the Company or foreign registrar
and applicable to transfers of Shares to the
name of the Depositary or its nominee or the
Custodian or its nominee on the making of
deposits or withdrawals hereunder, (3) such
cable, telex and facsimile transmission
expenses as are expressly provided in the
Deposit Agreement, (4) such expenses as are
incurred by the Depositary in the conversion
of foreign currency pursuant to Section 4.05
of the Deposit Agreement, (5) a fee of $5.00
or less per 100 American Depositary Shares
(or portion thereof) for the execution and
delivery of Receipts pursuant to
Section 2.03, 4.03 or 4.04 of the Deposit
Agreement and the surrender of Receipts
pursuant to Section 2.05 or 6.02 of the
Deposit Agreement, (6) to the extent
permitted by any securities exchange on
which the American Depositary Shares may
be listed for trading, a fee of $.02 or less per
American Depositary Share (or portion
thereof) for any cash distribution made
pursuant to the Deposit Agreement,
including, but not limited to Sections 4.01
through 4.04 of the Deposit Agreement, and
(7) a fee for the distribution of securities
pursuant to Section 4.02 of the Deposit
Agreement, such fee being in an amount
equal to the fee for the execution and
delivery of American Depositary Shares
referred to above which would have been
charged as a result of the deposit of such
securities (for purposes of this clause 7
treating all such securities as if they were
Shares) but which securities are instead
distributed by the Depositary to Owners.
8.	PRE-RELEASE OF RECEIPTS.
      The Depositary may issue Receipts
against the delivery by the Company (or any
agent of the Company recording Share
ownership) of rights to receive Shares from
the Company (or any such agent).  No such
issue of Receipts will be deemed a
Pre-Release that is subject to the restrictions
of the following paragraph.
      Unless requested in writing by the
Company to cease doing so, the Depositary
may, notwithstanding Section 2.03 of the
Deposit Agreement, execute and deliver
Receipts prior to the receipt of Shares
pursuant to Section 2.02 of the Deposit
Agreement (Pre-Release).  The Depositary
may, pursuant to Section 2.05 of the Deposit
Agreement, deliver Shares upon the receipt
and cancellation of Receipts which have
been Pre-Released, whether or not such
cancellation is prior to the termination of
such Pre-Release or the Depositary knows
that such Receipt has been Pre-Released.
The Depositary may receive Receipts in lieu
of Shares  in satisfaction of a Pre-Release.
Each Pre-Release will be (a) preceded or
accompanied by a written representation and
agreement from the person to whom
Receipts are to  be delivered (the
Pre-Releasee) that the Pre-Releasee, or its
customer, (i) owns the Shares or Receipts to
be remitted, as the case may be, (ii) assigns
all beneficial rights, title and interest in such
Shares or Receipts, as the case may be, to
the Depositary in its capacity as such and for
the benefit of the Owners, and (iii) will not
take any action with respect to such Shares
or Receipts, as the case may be, that is
inconsistent with the transfer of beneficial
ownership (including, without the consent of
the Depositary, disposing of such Shares or
Receipts, as the case may be), other than in
satisfaction of such Pre-Release, (b) at all
times fully collateralized with cash, U.S.
government securities or such other
collateral as the Depositary determines, in
good faith, will provide substantially similar
liquidity and security, (c) terminable by the
Depositary on not more than five (5)
business days notice, and (d) subject to such
further indemnities and credit regulations as
the Depositary deems appropriate.  The
number of Shares not deposited but
represented by American Depositary Shares
outstanding at any time as a result of
Pre-Releases will not normally exceed thirty
percent (30%) of the Shares deposited under
the Deposit Agreement; provided, however,
that the Depositary reserves the right to
disregard such limit from time to time as it
deems reasonably  appropriate, and may,
with the prior written consent of the
Company, change such limit for purposes of
general application.  The Depositary will
also set Dollar limits with respect to Pre-
Release transactions to be entered into under
the Deposit Agreement with any particular
Pre-Releasee on a case-by-case basis as the
Depositary deems appropriate.  For purposes
of enabling the Depositary to fulfill its
obligations to the Owners under the Deposit
Agreement, the collateral referred to in
clause (b) above shall be held by the
Depositary as security for the performance
of the Pre-Releasees obligations to the
Depositary in connection with a Pre-Release
transaction, including the Pre-Releasees
obligation to deliver Shares or Receipts
upon termination of a Pre-Release
transaction (and shall not, for the avoidance
of doubt, constitute Deposited Securities
thereunder).
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive holder and Owner of this
Receipt (and to the American Depositary
Shares evidenced hereby) by accepting or
holding the same consents and agrees, that
title to this Receipt when properly endorsed
or accompanied by proper instruments of
transfer, is transferable by delivery with the
same effect as in the case of a negotiable
instrument, provided, however, that the
Depositary, notwithstanding any notice to
the contrary, may treat the Owner hereof as
the absolute owner hereof for the purpose of
determining the person entitled to
distribution of dividends or other
distributions or to any notice provided for in
the Deposit Agreement or for all other
purposes.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement or
be valid or obligatory for any purpose,
unless this Receipt shall have been executed
by the Depositary by the manual or facsimile
signature of a duly authorized signatory of
the Depositary and, if a registrar shall have
been appointed, countersigned by the
manual or facsimile signature of a duly
authorized officer of the Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company currently furnishes the
Securities and Exchange Commission
(hereinafter called the Commission) with
certain public reports and documents
required by foreign law or otherwise under
the Securities Exchange Act of 1934.  Such
reports and Communications will be
available for inspection and copying by
holders and Owners at the public reference
facilities maintained by the Commission
located at 450 Fifth Street, N.W.,
Washington, D.C. 20549.
      The Depositary will make available
for inspection by Owners of Receipts at its
Corporate Trust Office any reports and
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary will also
send to Owners of Receipts copies of such
reports when furnished by the Company
pursuant to the Deposit Agreement.
      The Depositary will keep books for
the registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by the Owners of
Receipts, provided that such inspection shall
not be for the purpose of communicating
with Owners of Receipts in the interest of a
business or object other than the business of
the Company or a matter related to the
Deposit Agreement or the Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary receives
any cash dividend or other cash distribution
on any Deposited Securities, the Depositary
will, if at the time of receipt thereof any
amount received in a foreign currency can in
the judgment of the Depositary be converted
on a reasonable basis into United States
dollars (Dollars) transferable to the United
States, and subject to the Deposit
Agreement, convert such dividend or
distribution into Dollars and will distribute
the amount thus received to the Owners of
Receipts entitled thereto, in proportion to the
number of American Depositary Shares
representing such Deposited Securities held
by them, respectively, provided, however,
that in the event that the Company or the
Depositary is required to withhold and does
withhold from any cash dividend or other
cash distribution in respect of any Deposited
Securities an amount on account of taxes,
the amount distributed to the Owners of
Receipts for American Depositary Shares
representing such Deposited Securities shall
be reduced accordingly.
      Whenever the Depositary receives
any distribution other than cash, Shares, or
rights upon any Deposited Securities, the
Depositary will cause the securities or
property received by it to be distributed to
the Owners of Receipts entitled thereto, in
proportion to the number of American
Depositary Shares representing such
Deposited Securities held by them,
respectively, in any manner that the
Depositary may deem equitable and
practicable for accomplishing such
distribution; provided, however, that if in the
opinion of the Depositary such distribution
cannot be made proportionately among the
Owners of Receipts entitled thereto, or if for
any other reason (including any requirement
that the Company or the Depositary
withhold an amount on account of taxes) the
Depositary deems such distribution not to be
feasible, the Depositary may adopt such
method as it may deem equitable and
practicable for the purpose of effecting such
distribution, including the sale, at public or
private sale, of the securities or property thus
received, or any part thereof, and the net
proceeds of any such sale shall be
distributed by the Depositary to the Owners
of Receipts entitled thereto as in the case of
a distribution received in cash.
      If any distribution consists of a
dividend in, or free distribution of, Shares,
the Depositary may, and shall if the
Company shall so request, distribute to the
Owners of outstanding Receipts entitled
thereto, in proportion to the number of
American Depositary Shares representing
such Deposited Securities held by them
respectively, additional Receipts for an
aggregate number of American Depositary
Shares representing the amount of Shares
received as such dividend or free
distribution.  In lieu of delivering Receipts
for fractional American Depositary Shares in
any such case, the Depositary will sell the
amount of Shares represented by the
aggregate of such fractions and distribute the
net proceeds, all in the manner and subject
to the conditions set forth in the Deposit
Agreement.  If additional Receipts are not so
distributed, each American Depositary Share
shall thenceforth also represent the
additional Shares distributed upon the
Deposited Securities represented thereby.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax which the
Depositary is obligated to withhold, the
Depositary may dispose of all or a portion of
such property (including Shares and rights to
subscribe therefor) in such amounts and in
such manner as the Depositary deems
necessary and practicable to pay any such
taxes, at public or private sale, and the
Depositary shall distribute the net proceeds
of any such sale after deduction of such
taxes to the Owners of Receipts entitled
thereto.
13.	RIGHTS.
      In the event that the Company offers
or causes to be offered to the holders of any
Deposited Securities any rights to subscribe
for additional Shares or any rights of any
other nature, the Depositary, after
consultation with the Company, will have
discretion as to the procedure to be followed
in making such rights available to the
Owners of Receipts or in disposing of such
rights on behalf of such Owners and making
the net proceeds available in Dollars to such
Owners; provided, however, that the
Depositary will, if requested by the
Company, take action as follows:
            (i)	if at the time of the
offering of any rights the Depositary
determines that it is lawful and feasible to
make such rights available to Owners of
Receipts by means of warrants or otherwise,
the Depositary will distribute warrants or
other instruments therefor in such form as it
may determine to the Owners entitled
thereto, in proportion to the number of
American Depositary Shares representing
such Deposited Securities, or employ such
other method as it may deem feasible in
order to facilitate the exercise, sale or
transfer of rights by such Owners; or
            (ii)	if at the time of the
offering of any rights the Depositary
determines that it is not lawful or not
feasible to make such rights available to
Owners of Receipts by means of warrants or
otherwise, or if the rights represented by
such warrants or such other instruments, are
not exercised and appear to be about to
lapse, the Depositary in its discretion may
sell such rights or such warrants, or other
instruments at public or private sale, at such
place or places and upon such terms as it
may deem proper, and may allocate the net
proceeds of such sales for the account of the
Owners of Receipts otherwise entitled to
such rights, warrants, or other instruments,
upon an averaged or other practicable basis
without regard to any distinctions among
such Owners because of exchange
restrictions, or the date of delivery of any
Receipt or Receipts, or otherwise.
      If registration under the Securities
Act of 1933 of the securities to which any
rights relate is required in order for the
Company to offer such rights to Owners of
Receipts and sell the securities represented
by such rights, the Depositary will not offer
such rights to the Owners of Receipts unless
and until such a registration statement is in
effect, or unless the offering and sale of such
securities to the Owners of such Receipts are
exempt from registration under the
provisions of such Act.
14.	RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever for any reason the Depositary
causes a change in the number of Shares that
are represented by each American
Depositary Share or whenever the
Depositary shall receive notice of any
meeting of holders of Shares or other
Deposited Securities, the Depositary will fix
a record date for the determination of the
Owners of Receipts who will be entitled to
receive such dividend, distribution or rights,
or the net proceeds of the sale thereof, or to
give instructions for the exercise of voting
rights at any such meeting, or for fixing the
date on or after which each American
Depositary Share will represent the changed
number of Shares, subject to the provisions
of the Deposit Agreement.
15.	VOTING OF DEPOSITED
SECURITIES.
      Upon receipt of notice of any
meeting of holders of Shares or other
Deposited Securities, the Depositary shall,
as soon as practicable thereafter, mail to the
Owners a notice, which shall contain (a)
such information as is contained in such
notice of meeting, (b) a statement that the
Owners as of the close of business on a
specified record date will be entitled, subject
to any applicable provision of Japanese law
and of the Articles of Incorporation of the
Company, to instruct the Depositary as to
the exercise of the voting rights, if any,
pertaining to the amount of Shares or other
Deposited Securities represented by their
respective American Depositary Shares and
(c) a brief statement as to the manner in
which such instructions may be given,
including an express indication that
instructions may be given, or deemed given
in accordance with the last sentence of this
Article 15, to the Depositary to give a
discretionary proxy to a person designated
by the Company.  Upon the written request
of an Owner on the specified record date,
received on or before the date established by
the Depositary for such purpose (the
Instruction Date), the Depositary shall
endeavor in so far as practicable to vote or
cause to be voted the amount of Shares or
other Deposited Securities represented by
such Receipt in accordance with the
instructions set forth in such request. So
long as Japanese law provides that votes
may only be cast with respect to one or more
whole Shares or other Deposited Securities,
the Depositary shall aggregate voting
instructions to the extent such instructions
are the same and vote such whole Shares or
other Deposited Securities in accordance
with the Owners instructions.  If after
aggregation of all instructions to vote
received by the Depositary, any portion of
which constitutes instructions with respect
to less than a whole Share or other
Deposited Security, the Depositary will not
vote or cause to be voted the Shares or other
Deposited Securities to which such portion
of the instructions apply.  The Depositary
shall not vote or attempt to exercise the right
to vote that attaches to the Shares or other
Deposited Securities, other than in
accordance with such instructions or deemed
instructions.  If no instructions are received
by the Depositary from any Owner with
respect to any of the Deposited Securities
represented by the American Depositary
Shares evidenced by such Owners Receipts
on or before the Instruction Date, the
Depositary shall deem such Owner to have
instructed the Depositary to give a
discretionary proxy to a person designated
by the Issuer with respect to such Deposited
Securities and the Depositary shall give a
discretionary proxy to a person designated
by the Issuer to vote such Deposited
Securities provided, that no such instruction
shall be given with respect to any matter as
to which the Issuer informs the Depositary
(and the Issuer agrees to provide such
information as promptly as practicable in
writing) that (x) the Issuer does not wish
such proxy given, (y) substantial opposition
exists or (z) such matter materially and
adversely affects the rights of holders of
shares.
16.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      Upon any change in nominal value,
change in par value, split-up, consolidation,
or any other reclassification of Deposited
Securities, or upon any recapitalization,
reorganization, merger or consolidation, or
sale of assets affecting the Company or to
which it is a party, any securities which shall
be received by the Depositary or a Custodian
in exchange for or in conversion of or in
respect of Deposited Securities shall be
treated as new Deposited Securities under
the Deposit Agreement, and American
Depositary Shares shall thenceforth
represent the new Deposited Securities so
received in exchange or conversion, unless
additional Receipts are delivered pursuant to
the following sentence.  In any such case the
Depositary may, and shall if the Company
shall so request, execute and deliver
additional Receipts as in the case of a
dividend on the Shares, or call for the
surrender of outstanding Receipts to be
exchanged for new Receipts specifically
describing such new Deposited Securities.
17.	LIABILITY OF THE
DEPOSITARY, THE
CUSTODIAN AND THE
COMPANY.
      None of the Depositary, the
Custodian, or the Company shall incur any
liability to any Owner or holder of any
Receipt, if by reason of any provision of any
present or future law of the United States or
any other country, or of any other
governmental authority, or by reason of any
provision, present or future, of the Articles
of Incorporation of the Company, or by
reason of any act of God or war or other
circumstances beyond its control, the
Depositary, the Custodian or the Company
shall be prevented or forbidden from doing
or performing any act or thing which by the
terms of the Deposit Agreement it is
provided shall be done or performed; nor
shall the Depositary, the Custodian, or the
Company incur any liability to any Owner or
holder of a Receipt by reason of any non-
performance or delay, caused as aforesaid, in
the performance of any act or thing which by
the terms of the Deposit Agreement it is
provided shall or may be done or performed,
or by reason of any exercise of, or failure to
exercise, any discretion provided for in the
Deposit Agreement.  Where, by the terms of
a distribution pursuant to Sections 4.01,
4.02, or 4.03 of the Deposit Agreement, or
an offering or distribution pursuant to
Section 4.04 of the Deposit Agreement, or
for any other reason, such distribution or
offering is not and may not lawfully be made
available to Owners of Receipts, and the
Depositary may not lawfully dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds available
to such Owners, then the Depositary shall
not make such distribution or offering, and
shall allow any rights, if applicable, to lapse.
 The Company assumes no obligation nor
shall it be subject to any liability under the
Deposit Agreement to Owners or holders of
Receipts, expect that it agrees to perform its
obligations specifically set forth in the
Deposit Agreement without negligence or
bad faith.  Neither the Depositary nor the
Custodian assumes any obligation nor shall
either of them  be subject to any liability
under the Deposit Agreement to any Owner
or holder (including, without limitation,
liability with respect to the validity or worth
of the Deposited Securities), except that the
Depositary agrees to perform its obligations
specifically set forth in the Deposit
Agreement without negligence or bad faith.
Neither the Depositary nor the Company
shall be under any obligation to appear in,
prosecute or defend any action, suit, or other
proceeding in respect of any Deposited
Securities or in respect of the Receipts,
which in its opinion may involve it in
expense or liability, unless indemnity
satisfactory to it against all expense and
liability be furnished as often as may be
required, and the Custodian shall not be
under any obligation whatsoever with
respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary.  None of the Depositary,
the Custodian, or the Company shall be
liable for any action or nonaction by it in
reliance upon the advice of or information
from legal counsel, accountants, any person
presenting Shares for deposit, any Owner or
holder of a Receipt, or any other person
believed by it in good faith to be competent
to give such advice or information or for any
translation of any notice, report or other
document made by a translator believed by it
to be competent.  The Depositary shall not
be responsible for any failure to carry out
any instructions to vote any of the Deposited
Securities, or for the manner in which any
such vote is cast or the effect of any such
vote, provided that any such action or
nonaction is in good faith.  The Depositary
shall not be liable for any acts or omissions
made by a successor depositary whether in
connection with a previous act or omission
of the Depositary or in connection with a
matter arising wholly after the removal or
resignation of the Depositary, provided that
in connection with the issue out of which
such potential liability arises the Depositary
performed its obligations without negligence
or bad faith while it acted as Depositary.
The Depositary may own and deal in any
class of securities of the Company and its
affiliates and in Receipts.  The Company has
agreed in the Deposit Agreement to
indemnify the Depositary and any Custodian
against, and hold each of them harmless
from, any liability or expense (including, but
not limited to, the reasonable fees and
expenses of counsel) which may arise out of
acts performed or omitted, in accordance
with the provisions of the Deposit
Agreement and of the Receipts, as the same
may be amended, modified or supplemented
from time to time, (i) by either the
Depositary or a Custodian, except for any
liability or expense arising out of the
negligence or bad faith of either of them, or
(ii) by the Company or any of its agents.
The indemnities contained in the preceding
sentence shall not extend to any liability or
expense which arises solely and exclusively
out of a Pre-Release (as defined in Section
2.09 of the Deposit Agreement) of a Receipt
or Receipts in accordance with Section 2.09
of the Deposit Agreement and which would
not otherwise have arisen had such Receipt
or Receipts not been the subject of a Pre-
Release pursuant to Section 2.09 of the
Deposit Agreement; provided, however, that
the indemnities provided in the preceding
sentence shall apply to any such liability or
expense (i) to the extent that such liability or
expense would have arisen had a Receipt or
Receipts not been the subject of a Pre-
Release, or (ii) which may arise out of any
misstatement or alleged misstatement or
omission or alleged omission in any
registration statement, proxy statement,
prospectus (or placement memorandum), or
preliminary prospectus (or preliminary
placement memorandum) relating to the
offer or sale of American Depositary Shares,
except to the extent any such liability or
expense arises out of (a) information relating
to the Depositary or any Custodian (other
than the Company), as applicable, furnished
in writing and not materially changed or
altered by the Company expressly for use in
any of the foregoing documents, or, (b) if
such information is provided, the failure to
state a material fact necessary to make the
information provided not misleading.  Any
person entitled to indemnification pursuant
to the preceding sentence who seeks
indemnification under the Deposit
Agreement shall notify the Company of the
commencement of any indemnifiable action
or claim promptly after such person becomes
aware of such commencement and shall
consult in good faith with the Company as to
the conduct of the defense of such action or
claim (including the compromise or
settlement thereof), which shall be
reasonable in the circumstances.  No
disclaimer of liability under the Securities
Act of 1933 is intended by any provision of
the Deposit Agreement.
18.	RESIGNATION AND REMOVAL
OF THE DEPOSITARY;
APPOINTMENT OF
SUCCESSOR CUSTODIAN.
      The Depositary may at any time
resign as Depositary under the Deposit
Agreement by written notice of its election
so to do delivered to the Company, such
resignation to take effect upon the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.  The
Depositary may at any time be removed by
the Company by 120 days prior written
notice of such removal, which shall become
effective upon the later to occur of (i) the
120th day after delivery of the notice to the
Depositary or (ii) appointment of a successor
depositary and its acceptance of such
appointment as provided in the Deposit
Agreement.  Whenever the Depositary in its
discretion determines that it is in the best
interest of the Owners of Receipts to do so,
it may appoint a substitute or additional
custodian or custodians.
19.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary in any respect which they may
deem necessary or desirable.  Any
amendment which shall impose or increase
any fees or charges (other than taxes and
other governmental charges, registration
fees, cable, telex or facsimile transmission
costs, delivery costs or other such expenses),
or which shall otherwise prejudice any
substantial existing right of Owners of
Receipts, shall, however, not become
effective as to outstanding Receipts until the
expiration of three months after notice of
such amendment shall have been given to
the Owners of outstanding Receipts.  Every
Owner of a Receipt at the time any
amendment so becomes effective shall be
deemed, by continuing to hold such Receipt,
to consent and agree to such amendment and
to be bound by the Deposit Agreement as
amended thereby.  In no event shall any
amendment impair the right of the Owner of
any Receipt to surrender such Receipt and
receive therefor the Deposited Securities
represented thereby.
20.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary will at any time at
the direction of the Company terminate the
Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least 30 days
prior to the date fixed in such notice for such
termination.  The Depositary may likewise
terminate the Deposit Agreement if at any
time 60 days shall have expired after the
Depositary shall have delivered to the
Company a written notice of its election to
resign and a successor depositary shall not
have been appointed and accepted its
appointment as provided in the Deposit
Agreement.  If any Receipts shall remain
outstanding after the date of termination, the
Depositary thereafter shall discontinue the
registration of transfers of Receipts, shall
suspend the distribution of dividends to the
Owners thereof, and shall not give any
further notices or perform any further acts
under the Deposit Agreement, except that
the Depositary shall continue to collect
dividends and other distributions pertaining
to Deposited Securities, shall sell rights as
provided in the Deposit Agreement, and
shall continue to deliver Deposited
Securities, together with any dividends or
other distributions received with respect
thereto and the net proceeds of the sale of
any rights or other property, in exchange for
Receipts surrendered to the Depositary.  At
any time after the expiration of one year
from the date of termination, the Depositary
may sell the Deposited Securities then held
under the Deposit Agreement and may
thereafter hold uninvested the net proceeds
of any such sale, together with any other
cash then held by it thereunder, without
liability for interest, for the pro rata benefit
of the Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net proceeds
After making such sale, the Depositary shall
be discharged from all obligations under the
Deposit Agreement, except to account for
such net proceeds and other cash.  Upon the
termination of the Deposit Agreement, the
Company shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
with respect to indemnification, charges, and
expenses.
21.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
      Notwithstanding anything in the
Deposit Agreement or this Receipt to the
contrary, the Company and the Depositary
each agrees that it will not exercise any
rights it has under the Deposit Agreement to
permit the withdrawal or delivery of
Deposited Securities in a manner which
would violate the U.S. securities laws,
including, but not limited to, Section I.A.(1)
of the General Instructions to the Form F-6
Registration Statement, as amended from
time to time, under the Securities Act of
1933.
22.	GOVERNING LAW.
      This Receipt and all rights under the
Deposit Agreement and provisions hereof
shall be governed by and construed in
accordance with the laws of the State of New York, United States of America. It is understood that notwithstanding any present or future provision of the laws of the State of New York, the rights of holders of Shares, and the duties and obligations of the Company in respect of such holders, as such, shall be governed by the laws of Japan.





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